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                                  EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
        THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

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                                                              Three Months Ended               Nine Months Ended
                                                                 September 30,                   September 30,
                                                          --------------------------      ---------------------------
                                                             1998            1997            1998             1997
                                                          ---------       ----------      ----------       ----------
Basic Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period           36,265,000      31,265,000      31,265,000       31,265,000
Weighted average number of common shares issued                   --              --       1,930,147               --
Weighted average number of common shares
  outstanding - end of period                             36,265,000      31,265,000      33,195,147       31,265,000

Net income (loss) (in thousands)                          $    4,705      $    5,004      $   (5,935)      $   16,986

Basic earnings (loss) per common share                    $     0.13      $     0.16      $    (0.18)      $     0.54


Diluted Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period           36,265,000      31,265,000      31,265,000       31,265,000
Weighted average number of common shares issued                   --              --       1,930,147               --
Weighted average number of common shares
  outstanding - end of period                             36,265,000      31,265,000      33,195,147       31,265,000

Net income (loss) (in thousands)                          $    4,705      $    5,004      $   (5,935)      $   16,986

Diluted earnings (loss) per common share:                 $     0.13      $     0.16      $    (0.18)      $     0.54
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